SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                                      Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)           October 2, 2000
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                         WORLDPORT COMMUNICATIONS, INC.
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               (Exact name of registrant as specified in charter)


Delaware                           000-25015                  84-1127336
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(State or other jurisdiction      (Commission               (IRS Employer
      of incorporation)           file number)           Identification No.)


1825 Barrett Lakes Blvd., Suite 100, Kennesaw, Georgia              30144
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(Address of principal executive offices)                            (zip code)




Registrant's telephone number, including area code   770-792-8735
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                                       N/A
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          (Former name or former address, if changed since last report)





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ITEM 9. REGULATION FD DISCLOSURE

Worldport opened its SuperCentre in Dublin, Ireland on October 2, 2000 with a celebration and meeting with a group of vendors, customers and financial advisors and analysts. At the meeting, the company discussed their current business plan. The following information was presented at the meeting.

STRATEGY
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Worldport's business plan calls for it to establish a pan-European network of
eBusiness solution centers and become a major provider of managed Internet services in Europe. These eBusiness solution centers will provide a complete portfolio of Internet solutions including strategic and tactical Internet consulting and a full complement of web hosting products. Worldport will be capable of managing the entire IT organization of a company.

Worldport's partnerships with key software and hardware providers will ensure delivery of leading edge technology and solutions.

The European Internet solutions market was a $5 billion market (IDC and Intercai Mondale) in 1999 and is expected to grow into a $35 billion industry by 2003 (IDC and Intercai Mondale). Today, approximately 25% of European companies out-source their Internet operations as compared to 75% for the U.S. The percentage of European companies that will out-source their Internet operations is expected to increase as the Internet is increasingly used for commerce.

Worldport's Internet solutions products are separated into Internet services and web hosting. Internet services include strategic and tactical consulting, application design and development. The European Internet services market according to IDC is a $4.5 billion business in 1999 and is expected to grow to $24.5 billion by 2003. Web hosting includes the complete portfolio of hosting products including co-location, managed and enterprise or complex web hosting. The European web hosting market in 1999 was estimated at $500 million by Intercai Mondale and is expected to grow to $10.5 billion by 2003.

OPERATING PLAN
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Worldport has developed a multi-phase approach to the market. The first phase is fully funded and includes the construction of the SuperCentre, four Internet solution centers in major European cities and the acquisition of Vis Able International. Below are details relating to the first phase of the plan.

Worldport plans to establish Internet solution centers across Europe that will provide a complete portfolio of Internet solutions including web hosting. The company has secured Trans-Atlantic and pan-European bandwidth through Global Crossings, providing connectivity to the U.S. and 35 major European cities. In addition, the company has secured private peering agreements with global backbone providers.

Worldport opened its SuperCentre in Dublin, Ireland on October 2, 2000 completing construction in slightly less than five months. The SuperCentre will serve as our operational and business support center for our European web hosting businesses. The SuperCentre is a 125,000 square foot facility with 55,000 square feet of hosting space. The SuperCentre will be the primary location of Worldport's European support personnel. The company will provide multi-level technical support, customer service, 24x7 operations, network management, systems development and billing for all the Worldport European operations from the SuperCentre. The SuperCentre is a purpose built facility that has state of the art security, power, cabling, fire detection and communication systems that will set the standard for Europe.



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Worldport  has invested  approximately  $50 million in the  construction  of the
SuperCentre.

Worldport plans to build four additional Internet solution centers by the end of 2001. The company has established a standard blueprint for the construction of Internet solution centers and can scale the blueprint according to market opportunity. The Internet solution centers constructed after the SuperCentre will be smaller in size and range between 30,000 and 60,000 square feet.

Worldport will acquire and grow Internet services (professional services) with the construction of Internet solution centers. This will ensure that Worldport can provide customers with the complete set of Internet services simplifying the process of getting on the Internet and reducing time to market.

Worldport acquired Vis Able International AB on September 15, 2000 for $18 million in cash. Vis Able is a professional services company with offices in Sweden, Belgium, U.K. and the U.S. In addition, Vis Able has a web hosting operations in Sweden and the U.S. The company provides strategic and tactical Internet consulting, application design, development and hosting. Vis Able will be integrated into Worldport and be branded under the Worldport name.

The acquisition of Vis Able provides Worldport with access to the Scandinavian market which is one of Europe's most developed Internet markets. Sweden has the highest Internet penetration in Europe with 55% of Swedish households connected to the Internet today.

Vis Able has an impressive list of customers such as ABB, Ericsson, Volvo, Whirlpool, IBM and Telia. In addition, Vis Able has another 3,500 customers that are hosting in their two data centers.

Worldport's completely integrated operating and business support systems allow Worldport to proactively monitor and manage both internal and customer systems. The systems allow Worldport to use technology and not people to scale the business. The OSS/BSS system was built with the following software:

o        Micromuse
o        Visionael
o        InfoVista
o        Clarify
o        Portal

All Worldport operations will utilize the OSS/BSS systems including companies acquired. Worldport plans to invest $20 million in the development of these systems by year end 2001.

TARGET CUSTOMERS
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The company has targeted the following customers,

o        Small-Medium Enterprises (minimum 50 employees)
o        Large and Multi-national Corporations
o        Fixed and Mobile Operators
o        Service Providers (ISP's and ASP's)

Separate product portfolios have been developed for each of the target market segments. Worldport estimates that Europe has approximately 250,000 companies in its target markets that could out-source


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some or all of their IT requirements over the next three years.

PRODUCTS
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Worldport is a full service provider of Internet solutions. Below is summary of our product portfolio:

PROFESSIONAL SERVICES

         Strategic and tactical Internet consulting
         Application design
         Application development
         Application hosting

WEB HOSTING

         Enterprise or Complex hosting
         Managed hosting
         Co-location

All web hosting customers will be able to secure the following value added services from Worldport:

o        Network security
o        Firewall management
o        Back-up
o        Storage
o        eBusiness

Worldport projects operating by the end of 2001 at an annual revenue run rate of approximately $60 million from the Dublin SuperCentre, Vis Able operations and four additional centers expected to be open before the end of 2001. Depending on product mix, these operations have the capability of supporting up to $500 million in revenue at total capacity. Headcount is expected to reach approximately 340 by year-end 2001. The company projects to achieve a positive EBITDA run rate in early 2002.

The second phase of Worldport's strategy continues rapid expansion across Europe including the construction of additional Internet solution centers and the acquisition of Internet and eService companies. Worldport will need to secure funding for this phase of the plan.

                                      * * *

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained herein are forward looking statements that involve risks and uncertainties. These risks include, but are not limited to, product demand and market acceptance, the impact of competitive products and technologies, competitive pricing pressures, product development, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of economic conditions and trade, legal, social, and economic risks (such as import, licensing and trade restrictions) and other risks more fully described in Worldport's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, under Item 2. Worldport


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undertakes  no  obligation  to release  publicly the result of any  revisions to these  forward  looking  statements  that  may be  made  to  reflect  events  or
circumstances   after  the  date  hereof  or  to  reflect  the   occurrence   of
unanticipated events.


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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            WORLDPORT COMMUNICATIONS, INC.
Date: October 3, 2000


                                            By:      /s/ John T. Hanson
                                               ---------------------------------
                                            Name: John T. Hanson
                                            Title:  Chief Financial Officer